Exhibit 1

Directors and Executive Officers of

General Motors Company, General Motors Holdings LLC, and General Motors Ventures LLC

The following tables set forth the name and present principal occupation or employment, the name, principal business and address of any corporation or other organization in which such occupation or employment is conducted, and citizenship of each director and executive officer of General Motors Company. The business address of each non-executive director of General Motors Company and each person whose principal occupation or employment is with General Motors Company is c/o General Motors Company, 300 Renaissance Center, Detroit, MI, 48265.

Directors of General Motors Company	Present Principal Occupation or Employment and Principal Business and Business Address	Citizenship

Mary T. Barra	Chair and Chief Executive Officer General Motors Company	USA

Aneel Bhusri	Co-Founder, Co-CEO, and Chairman Workday, Inc. 6110 Stoneridge Mall Road Pleasanton, CA 94588	USA

Wesley G. Bush	Non-executive director	USA

Linda R. Gooden	Non-executive director	USA

Joseph Jimenez	Non-executive director	USA

Jane L. Mendillo	Non-executive director	USA

Judith A. Miscik	CEO and Vice Chairman Kissinger Associates, Inc. 2117 Main Street PO Box 220 Centerport, PA 19516	USA

Patricia F. Russo	Chairman Hewlett-Packard Enterprise Company 1701 Mossy Oaks Road Spring, Texas 77389	USA

Thomas M. Schoewe	Non-executive director	USA

Carol M. Stephenson	Non-executive director	USA

Mark Tatum	Deputy Commissioner and Chief Operating Officer National Basketball Association Olympic Tower 645 Fifth Avenue New York, NY 10022	USA

Devin N. Wenig	Non-executive director	USA

Margaret Whitman	Technology Leader Hewlett-Packard Enterprise Company 1701 Mossy Oaks Road Spring, Texas 77389	USA

Executive Officers of General Motors Company	Present Principal Occupation	Citizenship
Mary T. Barra	Chair and Chief Executive Officer	USA

Julian Blissett	Executive Vice President and President, GM China	Great Britain

Stephen K. Carlisle	Executive Vice President and President, North America	USA and Canada

Craig B. Glidden	Executive Vice President, Global Public Policy, General Counsel and Corporate Secretary	USA

Christopher T. Hatto	Vice President, Global Business Solutions and Chief Accounting Officer	USA

Paul A. Jacobson	Executive Vice President and Chief Financial Officer	USA

Gerald Johnson	Executive Vice President, Global Manufacturing and Sustainability	USA

Douglas L. Parks	Executive Vice President, Global Product Development, Purchasing and Supply Chain	USA

Mark L. Reuss	President	USA

Directors of General Motors Holdings LLC	Present Principal Occupation or Employment and Principal Business and Business Address	Citizenship
Paul A. Jacobson	Executive Vice President and Chief Financial Officer General Motors Company	USA

Mark L. Reuss	President General Motors Company	USA

Executive Officers of General Motors Holdings LLC	Present Principal Occupation	Citizenship
Mary T. Barra	Chair and Chief Executive Officer General Motors Company	USA

Julian Blissett	Executive Vice President and President, GM China General Motors Company	Great Britain

Stephen K. Carlisle	Executive Vice President and President, North America General Motors Company	USA and Canada

Craig B. Glidden	Executive Vice President, Global Public Policy, General Counsel and Corporate Secretary General Motors Company	USA

Christopher T. Hatto	Vice President, Global Business Solutions and Chief Accounting Officer General Motors Company	USA

Paul A. Jacobson	Executive Vice President and Chief Financial Officer General Motors Company	USA

Gerald Johnson	Executive Vice President, Global Manufacturing and Sustainability General Motors Company	USA

Douglas L. Parks	Executive Vice President, Global Product Development, Purchasing and Supply Chain General Motors Company	USA

Mark L. Reuss	President General Motors Company	USA

Directors of General Motors Ventures LLC	Present Principal Occupation or Employment and Principal Business and Business Address	Citizenship
Paul A. Jacobson	Executive Vice President and Chief Financial Officer General Motors Company	USA

Douglas L. Parks	Executive Vice President, Global Product Development, Purchasing and Supply Chain General Motors Company	USA

Executive Officers of General Motors Ventures LLC	Present Principal Occupation	Citizenship

Iwao Fusillo	Chief Data & Analytics Officer General Motors Company	USA

Rakesh K. Gupta	Vice President, Treasurer, Investor Relations & Special Projects General Motors Company	USA

Kent Helfrich	Vice President, Global Research and Development, Chief Technology Officer and President, GM Ventures General Motors Company	USA

Daniel E. Nicholson	Vice President, Global Electrification, Controls, SW & Electronics General Motors Company	USA